Exhibit 3.5

DIAMEDICA THERAPEUTICS INC.

BY-LAWS

Amended and Restated September 30, 2018 (the “Effective Date”)

BY-LAW NO. 1

A by-law relating generally to
the transaction of the business
and affairs of

DIAMEDICA THERAPEUTICS INC.

(the “Corporation”)

C O N T E N T S

Section 1	-	Interpretation

Section 2	-	Business of the Corporation

Section 3	-	Borrowing and Securities

Section 4	-	Directors

Section 5	-	Committees

Section 6	-	Officers

Section 7	-	Protection of Directors, Officers and Others

Section 8	-	Shares

Section 9	-	Dividends and Rights

Section 10	-	Meetings of Shareholders

Section 11	-	Notices

Section 12	-	Prohibitions

Section 13	-	Counterparts

Section 14	-	Effective Date

SECTION 1

1.	INTERPRETATION

1.1     DEFINITIONS

In the bylaw of the Corporation, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the articles of incorporation (Form 1) filed with Consumer and Corporate Affairs Canada as from time to time amended or restated;

“board” means the board of directors of the Corporation;

“bylaws” means this bylaw and all other bylaws of the Corporation from time to time in force and effect;

“Corporation” means DiaMedica Therapeutics Inc.;

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders; “special meeting of shareholders” means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

“recorded address” means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holdings or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.4 or by a resolution passed pursuant thereto.

1.2     Save as aforesaid, words and expression defined in the Act have the same meanings when used herein.

1.3     Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

1.4     The insertion of headings in this bylaw is for convenience of reference only and shall not affect the construction of interpretation thereof.

SECTION 2

2.	BUSINESS OF THE CORPORATION

2.1     REGISTERED OFFICE

Until changed in accordance with the Act, the registered office of the Corporation shall be in the Province of British Columbia at such location therein as the board may from time to time determine.

2.2     CORPORATE SEAL

The board may provide for a corporate seal of the Corporation.

2.3     FINANCIAL YEAR

The financial year of the Corporation shall end on the date chosen by the board.

2.4     EXECUTION OF INSTRUMENTS

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any one director or officer of the Corporation. In addition, the board may from time to time direct the manner in which, and the person or persons by whom, any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.5     BANKING ARRANGEMENTS

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.6     VOTING RIGHTS IN OTHER BODIES CORPORATE

The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.7     FINANCIAL ASSISTANCE

Subject to the Act and the approval of the board of directors, the Corporation may provide financial assistance in any form to any party, including related or affiliated parties.

SECTION 3

3.	BORROWING AND SECURITIES

3.1     BORROWING POWER

Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured; and

(c)

mortgage, hypothecate, pledge or otherwise create an interest in or charge upon all or any property (including the undertaking and rights) of the Corporation, owned or subsequently acquired, by way of mortgage, hypothecation, pledge or otherwise, to secure payment of any such evidence of indebtedness or guarantee of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.2     DELEGATION

The board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by section 3.1 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

SECTION 4

4.	DIRECTORS

4.1     NUMBER OF DIRECTORS AND QUORUM

Until changed in accordance with the Act, the board shall consist of not fewer than three and not more than ten directors. Subject to section 4.8 the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors.

4.2     QUALIFICATION

No person shall be qualified for election as a director if he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. At least one quarter of the directors shall be Canadian residents.

4.3     ELECTION AND TERM

The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine. The election shall be by ordinary resolution. If an election of directors is not held at the proper time the incumbent directors shall continue in office until their successors are elected.

4.4     REMOVAL OF DIRECTORS

Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

4.5     VACATION OF OFFICE

A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

4.6     VACANCIES

Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the minimum number of directors or from a failure of the shareholders to elect the minimum number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

4.7     ACTION BY THE BOARD

The board shall manage the business and affairs of the Corporation. Subject to sections 4.8, 4.9 and 5.1, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy on the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.8      CANADIAN MAJORITY

The board shall not transact business at a meeting, other than filling a vacancy in the board, unless the requisite minimum number of resident Canadian directors required by the Act are present, except where:

(a)	a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communications facilities the business transacted at the meeting; and

(b)	the required minimum number of resident Canadian directors would have been present had the director been present at the meeting.

4.9      MEETINGS BY TELEPHONE

If all the directors consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephonic, electronic or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

4.10    PLACE OF MEETINGS

Meetings of the board may be held at any place in or outside Canada.

4.11    CALLING OF MEETINGS

Meetings of the board shall be held from time to time and at such place as the board, the chairman of the board, the managing director, the chief executive officer or any two directors may determine.

4.12     NOTICE OF MEETING

Notice of the time and place of each meeting of the board shall be given in the manner provided in section 11.1 to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, and there shall be included within such exception any proposal to:

(a)	submit to the shareholders any question or matter requiring approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor;

(c)	issue securities;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares of the Corporation;

(f)	pay a commission for the sale of shares;

(g)	approve a management proxy circular;

(h)	approve a take-over bid circular or directors’ circular;

(i)	approve any annual financial statements; or

(j)	adopt, amend or repeal bylaws.

A director may in any manner waive notice of or otherwise consent to a meeting of the board.

4.13     FIRST MEETING OF NEW BOARD

Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14     ADJOURNED MEETING

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.15     REGULAR MEETINGS

The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meeting shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16     CHAIRMAN

The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, chief executive officer, or a vice-president who is a director. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.17     VOTES TO GOVERN

At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, if the chairman of the board is the chairman of the meeting, then the chairman of the board shall be entitled to a second or casting vote. In all other circumstances, no chairman of a meeting other than the chairman of the board shall be entitled to a second or casting vote.

4.18     CONFLICT OF INTEREST

A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act and shall otherwise act or refrain from acting as regards such material contract or proposed material contract as the Act may provide.

4.19     REMUNERATION AND EXPENSES

The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION 5

5.	COMMITTEES

5.1      EXECUTIVE COMMITTEE

The directors of the Corporation may, from time to time, elect from among their number an executive committee consisting of not less than two persons in number, and may delegate to such executive committee, subject to such restrictions, if any, as may be imposed from time to time by the directors, such powers of the board of directors as may be granted in any resolution duly passed by the directors, except those powers which, under the Act, a committee of directors has no authority to exercise. A majority of the members of the executive committee shall be resident Canadians. The directors may from time to time remove any member of the executive committee, and may from time to time appoint another one or more of their number to the executive committee. Any director of the Corporation who is not a member of the executive committee shall have the right to be present at any meeting of the executive committee. Subject to the provisions of section 4.9, the powers of the executive committee may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the executive committee. Meetings of the executive committee may be held at any place in or outside Canada. Every question to be decided by a meeting of the executive committee shall be decided by a majority of the votes cast on the question; and in case of an equality of votes, the chairman of the meeting shall have a second or casting vote. The members of the executive committee shall at all meetings appoint one of their members to be chairman of the meeting, and another of their members to be secretary of the meeting. The secretary of such meeting shall take minutes of such meeting and shall, within a reasonable time following such meeting, cause such minutes to be typewritten and to be deposited with the secretary of the Corporation at the head office of the Corporation. The secretary of the Corporation shall maintain at the head office of the Corporation a book wherein shall be bound all minutes of meetings of the executive committee. Any director of the Corporation shall have the right to inspect such book for reasonable periods of time and during reasonable business hours, and to make copies thereof and to copy extracts therefrom.

5.2      ADVISORY COMMITTEES

The board may from time to time elect or appoint such other committees as it may deem advisable, but the function of such other committees shall be advisory only.

5.3     AUDIT COMMITTEE

Unless the Director of the Corporations Directorate authorizes the Corporation to dispense with an audit committee, if the Corporation is a distributing corporation as defined in the Regulations under the Act, the Corporation shall have an audit committee comprised of not less than three directors of the Corporation, two of whom are not officers or employees of the Corporation or any of its affiliates. If the Corporation is not a distributing corporation as defined in the Regulations under the Act, the Corporation may have an audit committee comprised of not less than three directors of the Corporation, two of whom are not officers or employees of the Corporation or any of its affiliates. The audit committee shall have the power and duties provided in the Act.

5.4     PROCEDURES

Unless otherwise ordered by the board, and subject to the provisions of the Act and this bylaw, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

SECTION 6

6.	OFFICERS

6.1     APPOINTMENT

The board may from time to time appoint a president, chief executive officer, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a chief financial officer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this bylaw and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.2 and 6.3, an officer may but need not be a director and one person may hold more than one office.

6.2     CHAIRMAN OF THE BOARD

The board may from time to time also appoint a chairman of the board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this bylaw assigned to the managing director or to the chief executive officer; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the chief executive officer.

6.3     MANAGING DIRECTOR

The board may from time to time appoint a managing director who shall be a resident Canadian and a director. If appointed, he shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such others powers and duties as the board may specify. During the absence or disability of the chief executive officer, or if no chief executive officer has been appointed, the managing director shall also have the powers and duties of that office.

6.4     CHIEF EXECUTIVE OFFICER

If appointed, the chief executive officer, subject to the authority of the board, shall have general supervision of the business of the Corporation; and he shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the chief executive officer shall also have the powers and duties of that office.

6.5     VICE-PRESIDENT

A vice-president shall have such powers and duties as the board or the chief executive officer may specify.

6.6     SECRETARY

The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

6.7     CHIEF FINANCIAL OFFICER

The chief financial officer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as chief financial officer and of the financial position of the Corporation; and he shall have such other powers and duties as the board or the chief executive officer otherwise directs.

6.8     POWERS AND DUTIES OF OTHER OFFICERS

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.9     VARIATION OF POWERS AND DUTIES

The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.10   TERM OF OFFICE

The board, in its discretion, may remove any officer of the Corporation without prejudice to such officer’s rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed.

6.11    TERMS OF EMPLOYMENT AND REMUNERATION

The terms of employment and the remuneration of officers appointed by the board shall be settled by it from time to time.

6.12    CONFLICT OF INTEREST

An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 4.18.

6.13   AGENTS AND ATTORNEYS

The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to subdelegate) as may be thought fit.

6.14   FIDELITY BONDS

The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

SECTION 7

7.	PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.1     LIMITATION OF LIABILITY

No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.2     INDEMNITY

Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against any and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

(a)	he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he has reasonable grounds for believing that his conduct was lawful.

Subject to the Act and the approval of the board of directors, the Corporation may advance anticipated defense costs in respect of the foregoing.

7.3     INSURANCE

Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

7.4      INDEMNITITES NOT LIMITING

The provisions of this Section 7 shall be in addition to an not in substitution for or limitation of any rights, immunities and protections to which a person is otherwise entitled.

SECTION 8

8.	SHARES

8.1     ISSUE OF SECURITIES

The board may from time to time issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine provided that no share shall be issued until it is fully paid as prescribed by the Act.

8.2     STATED CAPITAL ACCOUNTS

The Corporation shall maintain a separate stated capital account for each class and series of shares it issues.

8.3     ENTRIES IN STATED CAPITAL ACCOUNT

The Corporation shall add to the appropriate stated capital account the full amount of any consideration it receives for any shares it issues.

8.4     COMMISSIONS

The board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.5     REGISTRATION OF TRANSFER

Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, and upon compliance with such restrictions on transfer as are authorized by the articles.

8.6     TRANSFER AGENTS AND REGISTRARS

The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.7     NON-RECOGNITION OF TRUSTS

Subject to the provisions of the Act, the Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

8.8     SHARE CERTIFICATES

Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 2.4 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.9     REPLACEMENT OF SHARE CERTIFICATES

The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution of share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.10   JOINT SHAREHOLDERS

If two or more persons are registered as joint holders of any share, the corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.11   DECEASED SHAREHOLDERS

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent.

SECTION 9

9.	DIVIDENDS AND RIGHTS

9.1     DIVIDENDS

Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.2     DIVIDEND CHEQUES

A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by pre-paid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3     NON-RECEIPT OF CHEQUES

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.4     RECORD DATE FOR DIVIDENDS AND RIGHTS

The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, provided that notice of any such record date is given, not less than 14 days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada on which shares of the Corporation are listed for trading. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.5     UNCLAIMED DIVIDENDS

Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION 10

10.	MEETINGS OF SHAREHOLDERS

10.1    ANNUAL MEETINGS

The annual meeting of shareholders shall be held at such time in each year not more than 15 months after the holding of the last preceding annual meeting and not more than six months after the fiscal year-end of the Corporation, and, subject to section 10.3, at such place as the board, the chairman of the board, the managing director or the chief executive officer may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors, and for the transaction of such other business as may properly be brought before the meeting.

10.2    SPECIAL MEETINGS

The board, the chairman of the board, the managing director or the chief executive officer shall have the power to call a special meeting of shareholders at any time. Any special meeting of shareholders may be held in conjunction with an annual meeting of shareholders.

10.3     PLACE OF MEETINGS

Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada or if the articles of the Corporation permit outside Canada.

Subject to the Act, the Corporation may conduct any meeting of its shareholders by electronic means (including, but not limited to, on the Internet or other electronic communication network, by video conference or by telephone conference) if: (i) the Corporation makes the necessary technical arrangements, (ii) the notice of the meeting indicates the method by which the meeting shall be conducted.

10.4     NOTICE OF MEETINGS

Unless the Corporation is a distributing corporation (as defined in the Act), notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 11.1 not less than 10 days before the date of the meeting, as permitted by section 135(1.1) of the Canada Business Corporations Act, to each director, to the auditor and to each shareholder who at the close of business on the record date, if any, for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders. If the Corporation is a distributing corporation (as defined in the Act), notice of the time and place of each meeting of shareholders shall be send in accordance with section 135(1) of the Act.

10.5     LIST OF SHAREHOLDERS ENTITLED TO NOTICE

For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to section 10.6, the shareholders listed shall be those registered at the close of business on a day not later than 10 days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

10.6     RECORD DATE FOR NOTICE

The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given, not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

10.7     MEETINGS WITHOUT NOTICE

A meeting of shareholders may be held without notice at any time and place permitted by the Act if:

(a)

all the shareholders entitled to vote thereat are present in person or represented by proxy or if, before or after such meeting, those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and

(b)

the auditors and the directors are present or, before or after such meeting, waive notice of or otherwise consent to such meeting being held. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.8     CHAIRMAN, SECRETARY AND SCRUTINEERS

The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chairman of the board, chief executive officer, managing director, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent the chairman shall appoint some person, who need not be a shareholder to act as secretary of the meeting. If desired, one or more scrutineers who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.9     PERSONS ENTITLED TO BE PRESENT

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or bylaws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.10    QUORUM

Except where the Corporation has a single shareholder, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for an absent shareholder so entitled, and together holding or representing by proxy not less than one-third of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of a meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but not transact any other business.

10.11    RIGHT TO VOTE

Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders every person who is named in the list referred to in section 10.5 shall be entitled to vote the shares shown thereon opposite his name except as provided in the Act in cases where the Corporation has fixed a record date in respect of such meeting pursuant to section 10.6.

10.12    PROXIES

Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

10.13     TIME FOR DEPOSIT OF PROXIES

The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.14     JOINT SHAREHOLDERS

If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

10.15     VOTES TO GOVERN

At any meeting of shareholders every question shall, unless otherwise required by the articles or bylaw or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

10.16     SHOW OF HANDS

Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other preceding in respect of the said question, and the result to the vote so taken shall be the decision of the shareholders upon the said question.

10.17     BALLOTS

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman directs at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.18     ADJOURNMENT

If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earlier meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given for an original meeting.

10.19    RESOLUTION IN WRITING

A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

SECTION 11

11.	NOTICES

11.1     METHOD OF GIVING NOTICES

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the bylaws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication.

A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

Notwithstanding the foregoing, and subject to the Act, any notice or other document or communication may be sent by electronic means (including, but not limited to, facsimile transmission, electronic mail and voice mail) and any notice so delivered shall be deemed to have been given at the time of such delivery.

11.2     NOTICE TO JOINT SHAREHOLDERS

If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

11.3     COMPUTATION OF TIME

In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.4     UNDELIVERED NOTICES

If any notice given to a shareholder pursuant to section 11.1 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

11.5     OMISSIONS AND ERRORS

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.6     PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

Every person who, by operation of law, transfer, death or a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

11.7     WAIVER OF NOTICE

Any shareholder (or his duly appointed proxyholder), director, officer, auditor, or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the bylaws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

SECTION 12

12.	PROHIBITIONS

12.1     Definitions

In this Article 12:

(a)	“security” has the meaning assigned in the Securities Act (British Columbia);

(b)	“transfer restricted security” means:

(i)	a share of the Company;

(ii)	a security of the Company convertible into shares of the Company;

(iii)

any other security of the Company which must be subject to restrictions on transfer in order for the Company to satisfy the requirement for restrictions on transfer under the "private issuer" exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the "private issuer" exemption.

Consent Required for Transfer of Securities or Transfer Restricted Securities

No security or transfer restricted security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

The above consent does not apply to the Corporation if and for so long as it is a public corporation.

13.	COUNTERPARTS

13.1    These bylaws may be executed in any number of counterparts with the same effect as if all the directors of the Corporation signed the same document and such bylaws will be deemed to have been passed on the date indicated below. All counterparts will be construed together and will constitute one instrument. A copy of these bylaws delivered by facsimile or other electronic transmission and bearing a copy of the signature of a director hereto will for all purposes be treated and accepted as an original.

14.	EFFECTIVE DATE

14.1     Coming into force. This by-law shall come into force upon, and only upon, being confirmed by the shareholders entitled to vote thereon in accordance with the Act.

The foregoing bylaw is hereby consented to and confirmed as evidenced by the signature of a director of the Corporation pursuant to the provisions of the Canada Business Corporations Act. dated as of the 30th day of September, 2018.

/s/ Rick Pauls
Rick Pauls
Chief Executive Officer and a Director

BYLAW NUMBER 2.

DIAMEDICA THERAPEUTICS INC.

A bylaw respecting the borrowing of money by

BE IT ENACTED AND IT IS HEREBY ENACTED as a bylaw of DIAMEDICA THERAPEUTICS INC. (the “Corporation”) as follows:

1.     The directors may from time to time:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation; and

(c)

mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt obligations of the Corporation, whether secured or unsecured.

2.     The directors may from time to time by resolution delegate any two individuals (including the Secretary, Controller or Chief Executive Officer) each of whom is an officer of the Corporation all or any of the powers conferred on the directors by paragraph 1 of this bylaw to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

3.     The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the Corporation possessed by its directors or officers independently of a borrowing bylaw.

The foregoing bylaw is hereby consented to and confirmed as evidenced by the signature of a Director of the Corporation pursuant to the provisions of the Canada Business Corporations Act, as amended from time to time or any successor statutes.

Dated as of the 30th day of September, 2018.

/s/ Rick Pauls
Rick Pauls
Chief Executive Officer and a Director